Exhibit 10.2

SECOND PROMISSORY NOTE

$50,000	Effective January 1, 2017

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Panther Biotechnology, Inc., a Nevada corporation (“Panther”), hereby promises to pay to the order of Scott Schwartz, an individual (“Schwartz”), fifty thousand dollars ($50,000) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, not bearing interest and payable as provided herein. This Second Promissory Note (this “Second Note” or “Second Promissory Note”) has an effective date of January 1, 2017 (the “Effective Date”). This Second Note is entered into to evidence amounts owed to Schwartz by Panther under that certain Share Exchange Agreement by and between Panther, Premier Purchasing and Marketing Alliance LLC, a New York Limited Liability Company, and Schwartz, dated as of January 1, 2017 (the “Share Exchange”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Share Exchange.

1.       The Principal balance amount of this Second Note shall be payable in three installments of $16,666 each, on (1) January 31, 2017, (2) February 28, 2017 and (3) March 31, 2017. This Second Note shall not accrue interest.

2.       This Second Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

3.       All payments made by Panther under this Second Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Second Note; (ii) second, to interest that is due and payable under this Second Note, if any; and (iii) third, the remainder to Principal due and payable under this Second Note.

4.       If any payment of Principal on this Second Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.       This Second Note shall be binding upon Panther and inure to the benefit of Schwartz and Schwartz’s respective heirs and assigns. Each holder of this Second Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Second Note. Schwartz may assign this Second Note or any of its rights, interests or obligations to this Second Note without the prior written approval of Panther.

6.       No provision of this Second Note shall alter or impair the obligation of Panther to pay the Principal on this Second Note at the times, places and rates, and in the coin or currency, herein prescribed.

7.       Notwithstanding anything to the contrary in this Second Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Second Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

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8.       Panther represents and warrants to Schwartz as follows:

(a)       The execution and delivery by Panther of this Second Note (i) are within Panther’s power and authority, and (ii) have been duly authorized by all necessary action.

(b)       This Second Note is a legally binding obligation of Panther, enforceable against Panther in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

9.       If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Schwartz), Schwartz may, by written notice to Panther, declare the Principal and all other amounts payable on, this Second Note to be immediately due and payable (“Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Second Note are “Events of Default” under this Second Note:

(a)       Panther shall fail to pay, when and as due, the Principal payable hereunder within ten (10) days from the due date of such payment; or

(b)       Panther shall have breached in any material respect any term, condition or covenant in this Second Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the occurrence of such breach; or

(c)       Panther shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)       the dissolution or liquidation of Panther; or

(e)       Panther shall take any action authorizing, or in furtherance of, any of the foregoing.

10.       In case any one or more Events of Default shall occur and be continuing, Schwartz may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, Panther will pay to Schwartz such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Schwartz in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Schwartz’s rights, powers or remedies. No right, power or remedy conferred by this Second Note upon Schwartz shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Schwartz shall also have such other rights as described herein.

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11.       If from any circumstance any holder of this Second Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Second Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Panther. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Second Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

12.       Except as provided herein, Panther and any sureties, guarantors and endorsers of this Second Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Schwartz shall similarly have the right to deal in anyway, at anytime, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Second Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

13.       This Second Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Second Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Second Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Second Note shall be effective as an original for all purposes.

14.       It is the intention of the parties hereto that the terms and provisions of this Second Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Second Note. The parties hereby consent and agree that, in any actions predicated upon this Second Note, venue is properly laid in Texas and that the federal and state courts located in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Second Note.

15.       The term “Panther” as used herein in every instance shall include Panther’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Panther or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Schwartz” as used herein in every instance shall include Schwartz’s successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Second Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Second Note are for convenience only and shall not affect its interpretation.

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16.       Anything else in this Second Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Second Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

17.       In the event any one or more of the provisions contained in this Second Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Second Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.       No modification, amendment, addition to, or termination of this Second Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

19.       The Second Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

20.       Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Second Note are for convenience only and shall not affect the interpretation of this Second Note.

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IN WITNESS WHEREOF, Panther has duly executed this Second Promissory Note as of the Effective Date of January 1, 2017.

“Panther”

Panther Biotechnology, Inc.

By: /s/ Evan Levine
Name: Evan Levine
Title: Chief Executive Officer

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